Exhibit 99.1

NEWS RELEASE

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Vice President of Investor Relations

225-298-5318

kinda@he-equipment.com

H&E EQUIPMENT SERVICES, INC. ANNOUNCES CLOSING OF SENIOR NOTES

OFFERING AND SETTLEMENT OF TENDER OFFER

BATON ROUGE, Louisiana — (August 24, 2017) — H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company” or “H&E”) today announced the closing of an offering of $750 million aggregate principal amount of 5.6250% senior notes due 2025 (the “New Notes”) in an unregistered offering through a private placement and the settlement of its previously announced cash tender offer (the “Tender Offer”) with respect to its existing 7% senior notes due 2022 (the “Old Notes”).

The New Notes and related guarantees were offered in a private placement solely to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The New Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder.

As of the expiration of the tender offer at 5:00 p.m., New York City time, on August 23, 2017 (the “Expiration Time”), approximately $329.7 million of the $630 million aggregate principal amount of Old Notes, or 52.3% of the aggregate principal amount outstanding, had been validly tendered and not withdrawn, which excludes approximately $13.8 million aggregate principal amount of Old Notes that remain subject to guaranteed delivery procedures. The complete terms and conditions of the Tender Offer were set forth in the Offer to Purchase dated August 17, 2017 (the “Offer to Purchase”) that was made available to eligible holders of the Old Notes.

The net proceeds of the offering of the New Notes, after deducting estimated offering expenses, were approximately $739.2 million, which will be used to fund the purchase of Old Notes tendered and accepted in the Tender Offer prior to the Expiration Time and the redemption of any Old Notes remaining after the consummation of the Tender Offer. The Company expects to use the remaining portion of the net proceeds from the sale of the New Notes to pay fees and expenses incurred in connection with the foregoing and to repay a portion of the amounts outstanding under its existing ABL credit facility.

In accordance with the terms of the Offer to Purchase, the Company made a cash payment to all holders who validly tendered their Old Notes in the Tender Offer of $1,038.90 per $1,000 principal amount of Old Notes tendered plus accrued and unpaid interest from the last interest payment date up to, but not including, the payment date of August 24, 2017.

Effective as of August 24, 2017, the Company (i) has provided notice of the redemption of all remaining Old Notes that were not validly tendered in the Tender Offer at the Expiration Time and (ii) satisfied and discharged the indenture governing the Old Notes in accordance with its terms. The redemption price of any Old Notes so redeemed is 103.500% of the principal amount thereof, plus accrued and unpaid interest up to, but not including, the date of redemption. The Company has deposited with the trustee sufficient funds to redeem, on the redemption date of September 25, 2017, any and all of the Old Notes that were not tendered and validly accepted prior to the Expiration Time. Old Notes subject to redemption are to be surrendered to the trustee in exchange for payment of the redemption price. Questions relating to, and requests for additional copies of, the notice of redemption should be directed to The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway North, Jacksonville, Florida 32256, Attention: Corporate Trust Administration.

This press release does not constitute an offer to purchase the Old Notes.

About H&E Equipment Services, Inc.

The Company is one of the largest integrated equipment services companies in the United States with 79 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and services support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and services operations.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to plans to repay certain indebtedness (including the terms and success of such repayment) and the use of proceeds of the offering and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.